UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): September 30, 2005

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 8.01.	Other Events.

In October 2002, the Office of Attorney General for the State of California (“CAG”) informed the Registrant that the CAG had initiated an investigation of the Registrant’s ITT Technical Institutes in California. In August 2005, the CAG informed the Registrant that its investigation was initiated as a result of a qui tam action filed against the Registrant on May 9, 2002 in the United States District Court for the Central District of California Western Division by two former employees of the Registrant (“relators”) on behalf of themselves, the federal government and the State of California under the following caption: United States of America ex rel. Mohamed Mahmoud and Ed Maloney v. ITT Educational Services, Inc. (the “Mahmoud Action”). In the complaint, the relators alleged that the Registrant violated the federal False Claims Act, 31 U.S.C. § 3729, et seq. and the California False Claims Act, Cal. Gov’t. Code § 12650, et seq. by knowingly presenting false claims for payment, conspiring to get false claims paid and knowingly using false statements to get false claims paid relating to the grant aid received by the Registrant’s California students under the State’s Cal Grant Program. The CAG’s investigation lasted approximately three years and covered the seven year period from 1996 through 2002 (the “Relevant Period”).

As a result of its investigation, the CAG contended that student grade point average calculations made by the Registrant pursuant to the requirements of the Cal Grant Program to help determine whether its students in California qualified for financial aid under the Cal Grant Program resulted in approximately 93 students receiving a Cal Grant for which they were not otherwise eligible, which represented approximately 1.3% of the more than 7,000 students who received a Cal Grant while attending one of six different ITT Technical Institutes in California during the Relevant Period. The Registrant acknowledged that erroneous student grade point average calculations resulted in 49 students receiving a larger Cal Grant amount than they otherwise would have received, which represented approximately 0.7% of the total number of students who received a Cal Grant while attending one of six different ITT Technical Institutes in California during the Relevant Period.

On September 30, 2005, the CAG and the Registrant agreed to settle the State of California’s claims in the Mahmoud Action, pursuant to which the Registrant will pay the State $725,000 (which amount is not material to the Registrant’s results of operations or financial condition) in exchange for the State’s release of all claims under the California False Claims Act that were asserted against the Registrant in the Mahmoud Action arising from the award of Cal Grant Program funds to the Registrant’s students during the Relevant Period. The settlement of the State of California’s claims is conditioned upon:

• the court’s approval that the settlement terms are fair, adequate and reasonable;
• the court’s dismissal of the remainder of Mahmoud Action with prejudice; and

•      the California Student Aid Commission’s agreement not to bring any administrative action against the Registrant with respect to any of the allegations or claims against the Registrant in the Mahmoud Action.

On October 12, 2005, the court unsealed the Mahmoud Action, upon which the Registrant learned that the U.S. Department of Justice, on behalf of the federal government, declined to intervene in the Mahmoud Action on September 30, 2005.

A qui tam action is a civil lawsuit brought by one or more individuals (a qui tam “relator”) on behalf of the federal or state government for an alleged submission to the government of a false claim for payment. A qui tam action is always filed under seal and remains under seal until the government decides whether to intervene in the litigation. Whenever a relator files a qui tam action, the government typically initiates an investigation in order to determine whether to intervene in the litigation. If the government intervenes, it has primary control over the litigation. If the government declines to intervene, the relator may pursue the litigation on behalf of the federal or state government and, if successful, receives a portion of the government's recovery.

A copy of the Stipulation for Entry of Judgment setting forth the settlement terms that was filed with the Court on September 30, 2005, is incorporated herein by reference and filed with the Securities and Exchange Commission (“SEC”) with this report as Exhibit 99.1.

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the Registrant’s management concerning future developments and their potential effect on the Registrant. The Registrant cannot assure you that future developments affecting the Registrant will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following:

• business conditions and growth in the postsecondary education industry and in the general economy;

•      changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the Registrant’s eligibility to participate in, student financial aid programs utilized by the Registrant’s students;

•      effects of any change in ownership of the Registrant resulting in a change in control of the Registrant, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes;

• the Registrant’s ability to implement its growth strategies;
• receptivity of students and employers to the Registrant’s existing program offerings and new curricula;
• loss of lender access by the Registrant’s students for student loans;

•      the results of the securities class action and shareholder derivative lawsuits filed against the Registrant which, if adversely determined, could have a material adverse effect on the Registrant’s financial condition and results of operations; and

• other risks and uncertainties detailed from time to time in the Registrant’s filings with the SEC.

The Registrant undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2005

ITT Educational Services, Inc.

By:	/s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Text of a Stipulation for Entry of Judgment dated September 30, 2005.

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